Exhibit 99.1

                                                          For Immediate Release
                                              Phoenix, Arizona - April 21, 2004
                                                                      Contacts:
                                                Kevin P. Knight, Chairman & CEO
                                                              Dave Jackson, CFO
                                                                 (602) 269-2000


    Knight Transportation Posts Record Revenue and Net Income for the First
                                Quarter of 2004

Knight Transportation, Inc. (NASDAQ NM: KNGT) announced today its financial results for the quarter ended March 31, 2004.

For the quarter ended March 31, 2004, revenue, before fuel surcharge, increased 22.7% to $90.2 million from $73.6 million for the same quarter 2003. For the quarter ended March 31, 2004, net income increased 31.6% to $9.3 million from $7.1 million for the same period of 2003. For the quarter ended March 31, 2004, net income per diluted share increased to $0.24 from $0.19 for same quarter 2003.

Chairman and Chief Executive Officer Kevin P. Knight commented on the quarter:

"We are pleased and encouraged by another quarter of record revenues, earnings, and earnings per share. The revenue side of our business continued its improvement, as we improved our loaded revenue per mile in excess of 4%, without sacrificing length of haul. This quarter represents the 8th consecutive quarter of loaded revenue per mile improvement. All of our associates are more committed than ever towards improving and growing our yields and freight base.

"Higher revenues per tractor and strict cost controls allowed us to post an 82.9 operating ratio, a 100 basis point improvement over the same quarter last year. We are especially pleased with the performance of the quarter considering the adoption of the New Hours of Service Rules that were effective this quarter.

"We continue to work through the challenges of the New Hours of Service Rules. We are pleased with the efforts of all of our employees towards minimizing operational disadvantages, which can have a negative impact on safety, driver retention and service. We are also pleased with the continued development of our processes and technology to assist us in the management of the new rules.

"Fuel prices currently remain significantly above normal, especially in the West. Typically the West coast average of diesel fuel is 10 cents per gallon higher than the National average, and last week it stood at 42 cents higher. We are currently addressing this by implementing a higher west coast fuel surcharge on our tariff customers and one by one negotiating with our contract customers.

"This quarter, five of our divisions were recognized internally for their achievements towards minimizing accidents and claims in the year 2003. Our Portland Division led the way, along with Gulfport, Salt Lake City, Memphis, and Import/Exports. We appreciate the dedication of our Driving, Operations, Maintenance, and Safety Associates.

"We continued the growth of our business in the quarter. We opened our 15th operating center in Las Vegas, Nevada, with our operations there performing according to our standards. We anticipate the opening of our 16th operating center this quarter in eastern Pennsylvania."

The Company will hold a conference call on April 22, 4:00 EST, to further discuss its results of operations for the quarter ended March 31, 2004. The dial in number for this conference call is (800) 915-4836.

INCOME STATEMENT DATA:                                                           Three Months Ended March 31,
                                                                     (Unaudited, in thousands, except per share amounts)
                                                                                     2004           2003
                                                                                     ----           ----
REVENUE:
  Revenue, before fuel surcharge                                                   $ 90,243      $  73,551
  Fuel surcharge                                                                      4,069          3,658
                                                                                ------------  -------------
TOTAL REVENUE                                                                        94,312         77,209
                                                                                ------------  -------------
OPERATING  EXPENSES:
    Salaries, wages and benefits                                                     30,130         23,791
    Fuel expense - gross                                                             16,714         14,228
    Operations and maintenance                                                        5,661          4,688
    Insurance and claims                                                              4,889          3,827
    Operating taxes and licenses                                                      2,224          2,126
    Communications                                                                      869            720
    Depreciation and amortization                                                     8,898          6,786
    Lease expense - revenue equipment                                                 1,233          1,975
    Purchased transportation                                                          6,588          5,512
    Miscellaneous operating expenses                                                  1,719          1,703
                                                                                ------------  -------------
                                                                                     78,925         65,356
                                                                                ------------  -------------
    Income From Operations                                                           15,387         11,853
                                                                                ------------  -------------
OTHER  INCOME  (EXPENSE):
    Interest income                                                                     124            136
    Interest expense                                                                      -          (202)
                                                                                ------------  -------------
                                                                                        124           (66)
                                                                                ------------  -------------
    Income Before Income Taxes                                                       15,511         11,787

INCOME  TAXES                                                                         6,200          4,710
                                                                                ------------  -------------
NET  INCOME                                                                        $  9,311       $  7,077
                                                                                ============  =============
Net Income Per Share
                     - Basic                                                       $   0.25       $   0.19
                     - Diluted                                                     $   0.24       $   0.19
                                                                                ============  =============
Weighted Average Shares Outstanding
                     - Basic                                                         37,507         37,192
                     - Diluted                                                       38,273         38,087

 BALANCE SHEET DATA:
                                                                                    3/31/2004     12/31/2003
                                                                                    ---------     ----------
 ASSETS                                                                             (Unaudited, in thousands)
 Cash and cash equivalents                                                          $ 40,933      $  40,550
 Accounts receivable, net                                                             44,488         38,751
 Notes receivable, net                                                                   409            515
 Inventories and supplies                                                              1,614          1,336
 Prepaid expenses                                                                      6,699          7,490
 Income tax receivable                                                                     -          1,761
 Deferred tax asset                                                                    5,670          5,667
                                                                                -------------  -------------
      Total Current Assets                                                            99,813         96,070
                                                                                -------------  -------------

 Property and equipment, net                                                         228,202        212,935
 Notes receivable, long-term                                                             187            362
 Goodwll                                                                               7,504          7,504
 Other Assets                                                                          4,416          4,355
                                                                                -------------  -------------
      Total Assets                                                                 $ 340,122      $ 321,226
                                                                                =============  =============

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Accounts payable                                                                   $  6,453       $  3,408
 Accrued payroll                                                                       3,988          3,448
 Accrued liabilities                                                                   8,880          4,493
 Claims accrual                                                                       15,708         14,805
                                                                                -------------  -------------
      Total Current Liabilities                                                       35,029         26,154

 Deferred Income Taxes                                                                55,292         55,149
                                                                                -------------  -------------

      Total Liabilities                                                               90,321         81,303
                                                                                -------------  -------------

 Common stock                                                                            375            375
 Additional paid-in capital                                                           78,509         77,942
 Retained earnings                                                                   170,917        161,606
                                                                                -------------  -------------
      Total Shareholders' Equity                                                     249,801        239,923
                                                                                -------------  -------------

      Total Liabilities and Shareholders' Equity                                   $ 340,122      $ 321,226
                                                                                =============  =============

                                                                                Three Months Ended March 31,

                                                                                     2004          2003
                                                                                     ----          ----
                                                                                  (Unaudited)   (Unaudited)
OPERATING  STATISTICS                                                                                            %
                                                                                                               Change
Average Revenue Per Loaded Mile*                                                    $1.489         $1.430       4.1%

Average Revenue Per Total Mile*                                                     $1.314         $1.271       3.4%

Empty Mile Factor                                                                    11.8%          11.1%       6.3%

Average Miles Per Tractor                                                           28,142         26,838       4.9%

Average Length of Haul                                                                 533            531       0.4%

Operating Ratio**                                                                    82.9%          83.9%

Average Tractors - Total                                                             2,433          2,153

Tractors - End of Quarter:
    Company                                                                          2,228          1,956
    Owner - Operator                                                                   249            212
                                                                               ------------   ------------
                                                                                     2,477          2,168

Trailers - End of Quarter                                                            6,334          5,612

Purchase of property and equipment (in thousands)                                  $22,728        $22,747
Disposal of property and equipment (in thousands)                                  (2,338)        (2,249)
                                                                               ------------   ------------
   Net Capital Expenditures (in thousands)                                         $20,390        $20,498

Cash Flow From Operations (in thousands)                                           $20,185        $18,502

*    Excludes fuel surcharge.

** Operating ratio as reported in this press release is based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. Revenue from fuel surcharge is available on the accompanying statements of income. We measure our revenue, before fuel surcharge, and our operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

Knight Transportation, Inc. is a short to medium haul, dry van truckload carrier headquartered in Phoenix, Arizona. The Company serves most of the United States through its regional operations in Phoenix, AZ; Salt Lake City, UT; Portland, OR; Las Vegas, NV; Denver, CO; Kansas City, KS; Memphis, TN; Indianapolis, IN; Katy, TX; Gulfport, MS; Charlotte, NC; and Atlanta, GA. The Company transports general commodities, including consumer goods, packaged foodstuffs, paper products, beverage containers, and imported and exported commodities.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.

Contacts:  Kevin P.  Knight,  Chairman & CEO,  or Dave  Jackson,  CFO,
           at (602) 269-2000